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                                                                     Exhibit 5.1


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                  March 3, 2000



Juniper Networks, Inc.
385 Ravendale Drive
Mountain View, CA  94043

     RE:  JUNIPER NETWORKS, INC. -
          REGISTRATION STATEMENT PURSUANT TO RULE 462(b)

Ladies and Gentlemen:

     We are acting as counsel for Juniper Networks, Inc. (the "Company") in connection with the registration of up to $150,000,000 in aggregate principal amount of the Company's 4.75% Convertible Subordinated Notes due March 15, 2007 (including up to $22,500,000 in aggregate principal amount subject to an over-allotment option to be granted to the underwriters) (the "Additional Notes") and the Company's common stock, $0.00001 par value, into which the Additional Notes may be converted (the "Common Stock") pursuant to a Registration Statement (the "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, (the "Act"), in connection with the proposed public offering described in the Registration Statement on Form S-1, as amended (Registration Statement No. 333-96171)(the "Registration Statement"), filed with the Securities and Exchange Commission under the Act. The Additional Notes are to be issued pursuant to the indenture in substantially the form filed as an exhibit to the Registration Statement (the "Indenture"), to be entered into between the Company and Norwest Bank Minnesota, National Association, as trustee thereunder (the "Trustee") and sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially the form filed as an exhibit to the Registration Statement.

     We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

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Juniper Networks, Inc.
March 3, 2000
Page 2


     Based on such examination, we are of the opinion that:

     1. The Indenture and the issuance of the Additional Notes have been duly authorized by appropriate corporate action of the Company and, assuming that the Indenture has been appropriately completed and duly authorized, executed and delivered by the Company and the Trustee, the Additional Notes, in the form filed as an exhibit to the Registration Statement, when duly executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, will constitute valid and legally binding obligations of the Company.

     2. The issuance of the Common Stock upon the conversion of the Additional Notes has been duly authorized by appropriate corporate action of the Company and the Common Stock, when issued and delivered upon the conversion of the Additional Notes in accordance with the Indenture and as described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     Our opinions are qualified as to:

          (a) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally;

          (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

          (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and other equitable remedies (regardless of whether any remedy is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Rule 462(b) Registration Statement and to the use of our name whether it appears in the Registration Statement, the prospectus included therein, or in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such terms as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. We disclaim any obligation to, and will not, update this opinion for events occurring or coming to our attention after the date hereof.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

                                /s/  WILSON SONSINI GOODRICH & ROSATI, P.C.